EXHIBIT 99.1

Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: (646) 259-2999
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER
AND FISCAL 2009 RESULTS

MILPITAS, Calif. — March 4, 2009 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leading provider of highly integrated system-on-chip, or SoC, solutions used to deliver multimedia entertainment throughout the home, today reported financial results and business highlights for its fourth fiscal quarter and year ended January 31, 2009.

Financial Results

Revenue for the fourth quarter of fiscal 2009 was $47.3 million and GAAP net income was $6.6 million, or $0.24 per diluted share.  Non-GAAP net income in the fourth quarter of 2009 was $10.1 million, or $0.38 per diluted share.  Non-GAAP adjustments for the fourth quarter of 2009 consisted of the exclusion of $0.8 million in amortization expense for acquired intangibles related to the acquisitions of Zensys Holding Corporation (Zensys), the VXP Group and Blue7 Communications and $2.7 million in non-cash share-based compensation expenses.  The reconciliation between GAAP and non-GAAP results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Revenue for fiscal 2009 was $209.2 million, a decrease of 5% from $221.2 million in the previous year.  GAAP net income for fiscal 2009 was $26.4 million, or $0.95 per diluted share, compared to $70.2 million, or $2.46 per diluted share, for fiscal 2008.  Non-GAAP net income for fiscal 2009 was $43.7 million, or $1.58 per diluted share, a decrease from $69.9 million, or $2.45 per share, for 2008.  Non-GAAP adjustments for fiscal 2009 consisted of the exclusion of $3.0 million in amortization expense for acquired intangibles related to the Zensys, VXP and Blue7 acquisitions, $12.7 million in non-cash share-based compensation expenses and $1.6 million for the VXP acquired in-process development costs.

As of the end of the fourth quarter, Sigma had approximately 26.6 million shares of common stock outstanding and cash, cash equivalents and marketable securities totaling $192.2 million, or $7.24 per share.  During the fourth quarter, total cash and investments decreased $5.1 million, principally due to two strategic investments totaling $3.0 million and the purchase of Zensys for cash.  Cash generated during the quarter was approximately $13.2 million, principally from a reduction in net inventory and the Company’s continuing profitability.

Management Comment

“We are pleased to report a slight sequential increase in our revenue for the fourth quarter, which we feel is a sign of stabilizing demand in our primary markets.  We are continuing to place every effort on bolstering sales and expanding the scope of our demand generation activities.  The IPTV market is showing resiliency to the current economic turmoil and we are confident that it will continue to demonstrate strength throughout this year.  We are also pursuing design activity in the cable industry and helping to drive the transition to Tru2way IP cable solutions which we believe will increase our market opportunities.  We are also pushing forward with our consumer products agenda by working with a wide range of vendors for Blu-ray player designs, digital media adapter products and UWB-based devices.  Additionally, we are excited about our recent acquisition of the Z-Wave® brand home control products and anticipate a growing synergy within the set-top box market,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Fourth Quarter Highlights

•
Announced and completed the purchase of Zensys, a wireless start-up developing RF transceivers for home control.  During its start-up phase, Zensys developed Z-Wave, an RF solution designed to provide manufacturers with an intelligent and interoperable standard that has been incorporated into over 250 household products.  The devices are implemented using a family of low-cost, low-power integrated RF transceiver chips embedded with Z-Wave, which establishes a wireless mesh network for all compatible home devices that can be controlled or monitored wirelessly.

•
Demonstrated an extensive range of high definition consumer technology solutions powered by the Sigma’s SoC solutions at CES 2009 in Las Vegas.  Solutions included industry-leading technology featured in Blu-ray players with best in class VXP® studio video quality and interactive performance; Tru2way™ DOCSIS 3.0-based set-top boxes for IP-Cable; multiple ultra-wideband (UWB)-based connectivity solutions; and Z-Wave home automation wireless technology showcased at the Z-Wave alliance pavilion.

•
Announced that we will integrate Adobe Flash Lite™ software, Adobe’s Flash Player for mobile phones and devices, into our SoC solutions for the most advanced digital television and web service capabilities in the digital home.

•
Announced that our SMP8634 has been selected by Blusens, a leading provider of home digital entertainment products based in Spain, as the main processing unit in the Blusens “blu:brain” HDTV home entertainment device.

Investor Conference Call

The conference call relating to Sigma’s fourth quarter fiscal 2009 results will take place following this announcement at 5:00 PM ET today, March 4, 2009.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 15 minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/ir or www.earnings.com.  The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles, stock-based compensation calculated under APB No. 25 and SFAS No. 123(R) and, with respect to the first half of fiscal 2008, nonrecurring expenses associated with a tender offer to employees to resolve potential personal income tax exposure and nonrecurring expenses associated with the Company’s review of its historical stock option granting practices and related financial restatements for prior periods and, with respect to the first quarter of fiscal 2009, in-process development costs acquired during the quarter and, with respect to the fourth quarter of fiscal 2008, the release of our tax valuation allowance.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of share-based compensation such as the volatility of its stock price and changing interest rates.  With respect to Sigma’s stock option review and related restatement costs and expenses associated with its tender offer, the unique nature of these costs may limit the comparability of its on-going operations with prior and future periods.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a leading fabless provider of highly integrated system-on-chip, or SoC, solutions that are used to deliver multimedia entertainment throughout the home.  Sigma’s SoC solutions combine its semiconductors and software and are a critical component of multiple high-growth, consumer applications that process digital video and audio content including internet protocol TV, or IPTV, high definition DVD players, high definition TVs, or HDTVs, and portable media players.  Headquartered in Milpitas, Calif., the Company also has sales representatives in the United States, China, Japan, Singapore and Taiwan and sells its products through third-party distributors in Japan and Korea.  For more information, please visit the Company’s web site at www.sigmadesigns.com.  Sigma Designs, VXP and Z-Wave are registered trademarks of Sigma Designs, Inc.  All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the stabilizing of demand in Sigma’s primary markets, the strength of the IPTV market in the future, the anticipated impact on Sigma’s business from the transition to Tru2way IP cable solutions and the anticipated impact of the acquisition of Zensys Holdings Corporation.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that the SEC disagrees with the manner in which Sigma has accounted for and reported, or not reported, the financial impact of past stock option grants, actions by other regulatory agencies as a result of Sigma’s past stock option practices, a determination, upon completion of further closing and audit procedures, that the financial results for the fourth quarter and fiscal year 2009 are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the IPTV, high definition DVD and HDTV markets in general, the ramp in demand from our set-top box and telecommunication customers, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes or consumer products.  Other risk factors are detailed from time to time in our SEC reports, including our quarterly report on Form 10-Q as filed December 11, 2008.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	January 31,	February 2,
	2009	2008
Assets

Current Assets:
Cash and cash equivalents	$90,845	$174,089
Short-term marketable securities	28,862	44,401
Accounts receivable, net	30,719	40,205
Inventories	36,058	26,283
Deferred tax assets	1,417	5,155
Prepaid expenses and other current assets	5,909	5,547
Total current assets	193,810	295,680

Long-term marketable securities	72,523	57,242
Software, equipment and leasehold improvements, net	21,124	8,783
Goodwill	10,558	5,020
Intangible assets, net	16,890	4,303
Deferred tax assets, net of current portion	12,824	7,513
Long-term investments	3,000	263
Other non-current assets	218	662

Total assets	$330,947	$379,466

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$5,655	$18,484
Accrued liabilities and other	12,826	14,018
Total current liabilities	18,481	32,502

Other long-term liabilities	7,216	1,372
Total liabilities	25,697	33,874

Shareholders' Equity:
Total shareholders' equity	305,250	345,592

Total liabilities and shareholders' equity	$330,947	$379,466

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended			Fiscal year ended
	Jan. 31, 2009	Nov. 1, 2008	Feb. 2, 2008	Jan. 31, 2009	Feb. 2, 2008
Net revenue	$47,306	$46,760	$76,398	$209,160	$221,206

Cost of revenue	25,952	25,101	38,945	108,606	108,408
Gross profit	21,354	21,659	37,453	100,554	112,798
Gross margin percent	45.1%	46.3%	49.0%	48.1%	51.0%

Operating expenses:
Research and development	11,194	11,131	9,443	43,558	31,384
Sales and marketing	3,575	3,102	2,517	12,101	10,226
General and administrative	3,766	3,837	4,641	17,705	13,887
Acquired in-process R&D	---	---	---	1,571	---
Total operating expenses	18,535	18,070	16,601	74,935	55,497

Income from operations	2,819	3,589	20,852	25,619	57,301
Interest and other income, net	1,316	1,150	3,616	5,698	5,782

Income before income taxes	4,135	4,739	24,468	31,317	63,083
Provision for (benefit from income taxes	(2,444)	1,068	(10,834)	4,894	(7,126)

Net income	$6,579	$3,671	$35,302	$26,423	$70,209

Net income per share:
Basic	$0.25	$0.14	$1.19	$0.98	$2.73
Diluted	$0.24	$0.14	$1.12	$0.95	$2.46

Shares used in computing net income per share:
Basic	26,433	26,351	29,652	26,892	25,683
Diluted	26,908	27,084	31,605	27,705	28,550

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Unaudited)
(In thousands, except per share data)

	Three months ended			Fiscal year ended
	Jan. 31, 2009	Nov. 1, 2008	Feb. 2, 2008	Jan. 31, 2009	Feb. 2, 2008
GAAP net income	$6,579	$3,671	$35,302	$26,423	$70,209

Items reconciling GAAP net income to non-GAAP net income:

Included in cost of revenue:
Amortization of acquired
developed technology	(630)	(564)	(190)	(2,305)	(757)
Share-based compensation	(98)	(86)	(240)	(359)	(559)
Tender offer to exchange
employee options	---	---	---	---	(135)
Total related to cost
of revenue	(728)	(650)	(430)	(2,664)	(1,451)

Included in operating expenses:
Research and development:
Amortization of acquired
noncompete agreement	(117)	(117)	(116)	(467)	(467)
Share-based compensation	(1,403)	(1,240)	(1,263)	(5,295)	(3,578)
Tender offer to exchange
employee options	---	---	(16)	---	(1,534)
Sales and marketing:
Share-based compensation	(579)	(796)	(178)	(2,115)	(1,004)
Tender offer to exchange
employee options	---	---	(2)	---	(390)
Amortization of acquired
intangibles	(66)	(57)	---	(226)	---
General and administrative:
Share-based compensation	(659)	(655)	(791)	(4,905)	(2,068)
Tender offer to exchange
employee options	---	---	---	---	(326)
Professional service fees,
expenses from stock option review and
related restatements	---	---	---	---	(1,491)
Acquired in-process development costs	---	---	---	(1,571)	---
Total related to operating expenses	(2,824)	(2,865)	(2,366)	(14,579)	(10,858)

Release of tax valuation allowance	---	---	12,668	---	12,668

Net effect of non-GAAP adjustments	(3,552)	(3,515)	9,872	(17,243)	359

Non-GAAP net income	$10,131	$7,186	$25,430	$43,666	$69,850

Non-GAAP net income per diluted share	$0.38	$0.27	$0.80	$1.58	$2.45